Exhibit G

SECURITIES AND EXCHANGE COMMISSION
(Release No. 35- ___________)

       Cinergy Corp., a registered holding company ("Cinergy"), its wholly-owned nonutility holding company subsidiary, Cinergy Investments, Inc. ("Investments"), and Cinergy's wholly-owned service company subsidiary, Cinergy Services, Inc., all at 139 East Fourth Street, Cincinnati, Ohio 45202, have filed a post-effective amendment to their application-declaration ("Application") under sections 6(a), 7, 9(a), 10, 12(b), 13(b), 32 and 33 of the Act and rules 43, 45, 53 and 100(a)
thereunder.

       Under the terms of orders and supplemental orders in File Nos. 70-8589 and 70-8521 (collectively, "Prior Orders"), Cinergy and Investments are presently authorized from time to time through December 31, 1999 (1) to acquire the securities of special-purpose entities ("Project Parents") formed to engage exclusively in the business of acquiring and holding, directly or indirectly, the securities of, and/or providing services to, exempt wholesale generators ("EWGs") and foreign utility companies
("FUCOs") as defined in sections 32 and 33 of the Act; (2) to make direct and indirect investments in EWGs and FUCOs and Project Parents (by means of equity and debt investments including guarantees and other forms of credit support), provided that Cinergy's "aggregate investment" (as defined in rule 53(a)) does not at any time exceed 50% of Cinergy's "consolidated retained earnings" (as defined in rule 53(a)) ("50% Limitation"); and (3) in the case of Cinergy only: (a) to issue and sell in an aggregate principal amount at any one time outstanding not to exceed $1 billion, within certain prescribed parameters, unsecured short-term promissory notes to banks and other financing institutions, commercial paper to commercial paper dealers and financing institutions, and unsecured demand promissory notes to banks evidencing Cinergy's reimbursement obligation in respect of letters of credit issued on Cinergy's behalf (collectively, "Short-Term Financings"), and (b) to apply the proceeds of Short-Term Financings, inter alia, to investments in EWGs and FUCOs subject to the 50% Limitation.

       Applicants state that at December 31, 1996 Cinergy's aggregate investment and consolidated retained earnings were approximately $487 million and $990 million respectively. Applicants further state that as of January 31, 1997 Cinergy had increased its aggregate investment to approximately $495 million and consequently at that date had virtually no available capacity under the 50% Limitation for further investments in EWGs and FUCOs. Applicants maintain that further investments in EWGs, FUCOs and Project Parents comprise a critical element of Cinergy's strategy for providing value to investors and successfully competing in the evolving energy industry.

       Applicants now request an order from the Commission modifying the Prior Orders (1) to exempt Applicants from the requirements of rule 53(a)(1) to permit Cinergy to increase its aggregate investment to an amount equal to 100% of consolidated retained earnings, (2) to authorize Cinergy to apply the proceeds of Short-Term Financings to investments in EWGs, FUCOs and Project Parents in an aggregate amount equal to 100% of consolidated retained earnings, and (3) to extend the authorization period of the Prior Orders through December 31, 2002.

       Rule 53(c) provides that if any of the conditions of the financing "safe harbor" in Rule 53(a) is not satisfied, then an applicant must affirmatively demonstrate that the proposal (1) will not have a substantial adverse impact upon the financial integrity of the registered holding company system, and (2) will not have an adverse impact on any utility subsidiary of the registered holding company, or its customers, or on the ability of state commissions to protect any such subsidiary or customers. In the Application Cinergy has adduced financial and other information for the purpose of demonstrating that the financing of investments by Cinergy in EWGs and FUCOs in amounts which, when added to Cinergy's "aggregate investment" at any point in time in such entities, may be equal to Cinergy's "consolidated retained earnings" would not have either of the adverse impacts referred to in Rule 53(c). The Application also summarizes Cinergy's present ownership of EWGs and FUCOs and the process of project risk review and mitigation that Cinergy currently undertakes before committing any funds to potential investments in EWGs and FUCOs. Cinergy represents that it has provided a copy of the Application to the public service commissions in Ohio, Indiana and Kentucky and has consulted with each of those regulators with respect to the instant proposal.

       For the Commission, by the Division of Investment Management, pursuant to delegated authority.




    FINANCIAL STATEMENTS



    SECURITIES AND EXCHANGE COMMISSION

    WASHINGTON, D.C.

    FORM U-1





    CINERGY CORP.

    CONSOLIDATED



    AS OF DECEMBER 31, 1996



    (Unaudited)



    Pages 1 through 6

    CINERGY CORP.
    PRO FORMA CONSOLIDATED STATEMENT OF INCOME
    YEAR ENDED DECEMBER 31, 1996

                                                                                          Pro Forma
                                                                  Actual                 Adjustments                Pro Forma
                                                                          (in thousands, except per share amounts)
    OPERATING REVENUES
      Electric                                                  $2,768,706                       $-                $2,768,706
      Gas                                                          474,034                        -                   474,034
                                                                 3,242,740                        -                 3,242,740

    OPERATING EXPENSES
      Fuel used in electric production                             713,250                        -                   713,250
      Gas purchased                                                249,116                        -                   249,116
      Purchased and exchanged power                                158,838                        -                   158,838
      Other operation                                              598,434                        -                   598,434
      Maintenance                                                  193,908                        -                   193,908
      Depreciation                                                 282,763                        -                   282,763
      Amortization of phase-in deferrals                            13,598                        -                    13,598
      Post-in-service deferred operating
        expenses - net                                              (1,509)                       -                   (1,509)
      Income taxes                                                 218,269                  (10,563)                  207,706
      Taxes other than income taxes                                257,815                        -                   257,815
                                                                 2,684,482                  (10,563)                2,673,919

    OPERATING INCOME                                               558,258                   10,563                   568,821

    OTHER INCOME AND EXPENSES - NET
      Allowance for equity funds used during
        construction                                                 1,225                        -                     1,225
      Post-in-service carrying costs                                 1,223                        -                     1,223
      Phase-in deferred return                                       8,372                        -                     8,372
      Equity in earnings of unconsolidated subsidiary               25,430                        -                    25,430
      Income taxes                                                  19,536                        -                    19,536
      Other - net                                                  (40,464)                       -                   (40,464)
                                                                    15,322                        -                    15,322

    INCOME BEFORE INTEREST AND OTHER CHARGES                       573,580                   10,563                   584,143

    INTEREST AND OTHER CHARGES
      Interest on long-term debt                                   190,617                        -                   190,617
      Other interest                                                31,169                   30,180                    61,349
      Allowance for borrowed funds used
        during construction                                         (6,183)                       -                    (6,183)
      Preferred dividend requirements of
        subsidiaries                                                23,180                        -                    23,180
                                                                   238,783                   30,180                   268,963

    NET INCOME                                                    $334,797                 $(19,617)                  315,180

    COSTS OF REACQUISITION OF PREFERRED
         STOCK OF SUBSIDIARY                                       (18,391)                       -                   (18,391)

    NET INCOME APPLICABLE TO COMMON STOCK                         $316,406                 $(19,617)                 $296,789

    AVERAGE COMMON SHARES OUTSTANDING                              157,678                                            157,678

    EARNINGS PER COMMON SHARE
      Net Income                                                     $2.12                                              $2.00

      Costs of reacquisition of preferred stock of subsidiary        (0.12)                                             (0.12)

      Net Income Applicable to Common Stock                          $2.00                                              $1.88

    DIVIDENDS DECLARED PER COMMON SHARE                              $1.74

    CINERGY CORP.
    PRO FORMA CONSOLIDATED BALANCE SHEET
    AT DECEMBER 31, 1996

    ASSETS
                                                                                       Pro Forma
                                                                Actual                Adjustments                  Pro Forma
                                                                              (dollars in thousands)
    UTILITY PLANT - ORIGINAL COST
      In service
        Electric                                              $8,809,786                      $-                  $8,809,786
        Gas                                                      713,829                       -                     713,829
        Common                                                   185,255                       -                     185,255

                                                               9,708,870                       -                   9,708,870
      Accumulated depreciation                                 3,591,858                       -                   3,591,858
                                                               6,117,012                       -                   6,117,012

      Construction work in progress                              172,614                       -                     172,614
          Total utility plant                                  6,289,626                       -                   6,289,626

    CURRENT ASSETS
      Cash and temporary cash investments                         19,327                 503,000                     522,327
      Restricted deposits                                          1,721                       -                       1,721
      Accounts receivable less accumulated
        provision for doubtful accounts of $10,618               199,361                       -                     199,361
      Materials, supplies and fuel
        - at average cost
          Fuel for use in electric production                     71,730                       -                      71,730
          Gas stored for current use                              32,951                       -                      32,951
          Other materials and supplies                            80,292                       -                      80,292
      Property taxes applicable to subsequent year               123,580                       -                     123,580
      Prepayments and other                                       37,049                       -                      37,049
                                                                 566,011                 503,000                   1,069,011

    OTHER ASSETS
      Regulatory Assets
        Amounts due from customers - income taxes                377,194                       -                     377,194
        Post-in-service carrying costs and
          deferred operating expenses                            186,396                       -                     186,396
        Coal contract buyout costs                               138,171                       -                     138,171
        Deferred demand-side management costs                    134,742                       -                     134,742
        Phase-in deferred return and depreciation                 95,163                       -                      95,163
        Deferred merger costs                                     93,999                       -                      93,999
        Unamortized costs of reacquiring debt                     70,518                       -                      70,518
        Other                                                     72,483                       -                      72,483
      Investment in unconsolidated subsidiary                    592,660                       -                     592,660
      Other                                                      231,551                       -                     231,551
                                                               1,992,877                       -                   1,992,877

                                                              $8,848,514                $503,000                  $9,351,514

    CINERGY CORP.
    PRO FORMA CONSOLIDATED BALANCE SHEET
    AT DECEMBER 31, 1996

    CAPITALIZATION AND LIABILITIES
                                                                                       Pro Forma
                                                          Actual                      Adjustments                  Pro Forma
                                                                                 (dollars in thousands)
    COMMON STOCK EQUITY
      Common stock - $.01 par value;
        Authorized shares - 600,000,000
        Outstanding shares - 157,679,129 Actual             $1,577                             -                       $1,577
      Paid-in capital                                    1,590,735                             -                    1,590,735
      Retained earnings                                    992,273                       (19,617)                     972,656
      Cumulative foreign currency translation
           adjustment                                         (131)                            -                         (131)
        Total common stock equity                        2,584,454                       (19,617)                   2,564,837

    CUMULATIVE PREFERRED STOCK OF SUBSIDIARIES
      Not subject to mandatory redemption                  194,232                             -                      194,232

    LONG-TERM DEBT                                       2,534,978                             -                    2,534,978
        Total capitalization                             5,313,664                       (19,617)                   5,294,047

    CURRENT LIABILITIES
      Long-term debt due within one year                   140,000                            -                      140,000
      Notes payable                                        713,617                      503,000                    1,216,617
      Accounts payable                                     305,420                            -                      305,420
      Litigation settlement                                      -                            -                            -
      Accrued taxes                                        323,059                      (10,563)                     312,496
      Accrued interest                                      55,590                       30,180                       85,770
      Other                                                114,653                            -                      114,653
                                                         1,652,339                      522,617                    2,174,956

    OTHER LIABILITIES
      Deferred income taxes                              1,146,263                            -                    1,146,263
      Unamortized investment tax credits                   175,935                            -                      175,935
      Accrued pension and other postretirement
        benefit costs                                      263,319                            -                      263,319
      Other                                                296,994                            -                      296,994
                                                         1,882,511                            -                    1,882,511

                                                        $8,848,514                     $503,000                   $9,351,514

    CINERGY CORP.
    PRO FORMA CONSOLIDATED STATEMENT OF CHANGES IN RETAINED EARNINGS
    YEAR ENDED DECEMBER 31, 1996

                                                                                      Pro Forma
                                                            Actual                   Adjustments                   Pro Forma
                                                                                (dollars in thousands)
    BALANCE DECEMBER 31, 1995                             $950,216                           $-                     $950,216

      Net income                                           334,797                      (19,617)                     315,180
      Dividends on common stock                           (274,358)                           -                     (274,358)
      Costs of reacquisition of preferred stock
           of subsidiary                                   (18,391)                           -                      (18,391)
      Other                                                      9                            -                            9


    BALANCE DECEMBER 31, 1996                             $992,273                     ($19,617)                    $972,656

    CINERGY CORP.

    Pro Forma Consolidated Journal Entries to Give Effect to the Issuance of $503 Million
    of Short-term Debt for Purposes of Investing in EWGs, FUCOs and Project Parents

    Entry No. 1

    Cash and temporary cash investments            $503,000,000
      Notes payable                                               $503,000,000

    To record the issuance of $503,000,000 of notes payable based on an additional investment which raises Cinergy Corp.'s aggregate investment in EWGs, FUCOs and Project Parents to 100% of Cinergy Corp.'s retained earnings.

    Entry No. 2

    Other interest                                  $30,180,000
      Accrued interest                                            $30,180,000

    To record interest on $503,000,000 of notes payable at 6% per annum.

    Entry No. 3

    Accrued taxes                                   $10,563,000
      Income taxes                                                $10,563,000

    To record the reduction in income taxes due to increased interest expense on notes payable.
    ($30,180,000 at an assumed tax rate of 35%).




    FINANCIAL STATEMENTS





    WASHINGTON, D.C.

    FORM U-1





    CINERGY CORP.





    AS OF DECEMBER 31, 1996



    (Unaudited)



    Pages 1 through 6

    CINERGY CORP.
    PRO FORMA STATEMENT OF INCOME
    YEAR ENDED DECEMBER 31, 1996

                                                                  Pro Forma
                                              Actual             Adjustments           Pro Forma
                                                     (in thousands, except per share amounts)
    OTHER INCOME AND EXPENSES - NET
      Equity in earnings of subsidiaries     $347,556            ($19,617)             $327,939
      Income taxes                              6,857                 -                   6,857
      Other - net                              (1,501)             30,180                28,679
                                              352,912              10,563               363,475

    INCOME BEFORE INTEREST                    352,912              10,563               363,475

    INTEREST                                   18,115              30,180                48,295

    NET INCOME                               $334,797            ($19,617)             $315,180

    CINERGY CORP.
    PRO FORMA BALANCE SHEET
    AT DECEMBER 31, 1996

    ASSETS
                                                            Pro Forma
                                                Actual       Adjustments        Pro Forma
                                                        (dollars in thousands)
    CURRENT ASSETS
      Cash and temporary cash investments       $3,605         $-                $3,605
      Notes receivable from affiliated
           companies                                42       503,000            503,042
      Accounts receivable - net                    104          -                   104
      Accounts receivable from affiliated
           companies                            10,780          -                10,780
      Prepayments                                1,000          -                 1,000

                                                15,531       503,000            518,531
    OTHER ASSETS
      Investment in subsidiaries             3,101,501       (19,617)         3,081,884
      Other                                      2,071          -                 2,071
                                             3,103,572       (19,617)         3,083,955

                                            $3,119,103      $483,383         $3,602,486

    CINERGY CORP.
    PRO FORMA BALANCE SHEET
    AT DECEMBER 31, 1996

    CAPITALIZATION AND LIABILITIES
                                                                 Pro Forma
                                                     Actual       Adjustments              Pro Forma
                                                             (dollars in thousands)
    COMMON STOCK EQUITY
      Common stock - $.01 par value;
        Authorized shares - 600,000,000
        Outstanding shares - 157,679,129 Actual      $1,577         $-                       1,577
      Paid-in capital                             1,590,735          -                   1,590,735
      Retained earnings                             992,273       (19,617)                 972,656
      Cumulative foreign currency translation
           adjustment                                  (131)         -                        (131)
        Total common stock equity                 2,584,454       (19,617)               2,564,837

    LONG-TERM DEBT                                     -              -                       -

        Total capitalization                      2,584,454       (19,617)               2,564,837

    CURRENT LIABILITIES
      Notes payable                                 509,000       503,000                1,012,000
      Notes payable to affiliated
           companies                                      7          -                           7
      Accounts payable                                2,597          -                       2,597
      Accounts payable to affiliated
           companies                                 23,196          -                      23,196
      Accrued taxes                                 (14,439)         -                     (14,439)
      Accrued interest                                  975          -                         975
                                                    521,336       503,000                1,024,336

    OTHER LIABILITIES
      Deferred income taxes                          13,287          -                      13,287
      Other                                              26          -                          26
                                                     13,313          -                      13,313
                                                 $3,119,103      $483,383               $3,602,486

    CINERGY CORP.
    PRO FORMA STATEMENT OF CHANGES IN RETAINED EARNINGS
    YEAR ENDED DECEMBER 31, 1996

                                                                   Pro Forma
                                                     Actual       Adjustments        Pro Forma
                                                             (dollars in thousands)
    BALANCE DECEMBER 31, 1995                       $950,216         $-               950,216
      Net income                                     334,797       (19,617)           315,180
      Dividends on common stock                     (274,358)         -              (274,358)
      Costs of reacquisition of preferred stock
           of subsidiary                             (18,391)         -               (18,391)
      Other                                                9          -                     9

    BALANCE DECEMBER 31, 1996                       $992,273       ($19,617)          972,656

    CINERGY CORP.

    Pro Forma Journal Entries to Give Effect to the Issuance of $503
    Million of Short-term Debt and the Use of Such Proceeds as a Loan to Cinergy Investments, Inc. for Purposes of Investing in EWGs,
    FUCOs and Project Parents
    Entry No. 1

    Cash and temporary cash investments                $503,000,000
      Notes Payable                                                 $503,000,000

    To record the issuance of $503,000,000 of notes payable based on additional investment which raises Cinergy Corp.'s aggregate investment in EWGs, FUCOs and Project Parents to 100% of Cinergy Corp.'s retained earnings.

    Entry No. 2

    Interest expense                                    $30,180,000
      Accrued interest                                              $30,180,000

    To record interest on $503,000,000 of notes payable at 6% per annum.



    Entry No. 3

    Accrued taxes                                       $10,563,000
      Income taxes                                                  $10,563,000

    To record the reduction in income taxes due to increased interest expense on notes payable.
    ($30,180,000 at an assumed tax rate of 35%).

    Entry No. 4

    Notes Receivable from affiliated companies         $503,000,000
      Cash and temporary cash investments                           $503,000,000

    To record a $503,000,000 loan to Cinergy Investments, Inc.

    Entry No. 5

    Accrued interest                                    $30,180,000
      Interest income                                               $30,180,000

    To record interest at 6% per annum on intercompany loan to Cinergy
    Investments, Inc.

    Entry No. 6

    Income taxes                                        $10,563,000
      Accrued taxes                                                 $10,563,000

    To record the increase in income taxes due to interest income on intercompany loan to Cinergy Investments, Inc.
    ($30,180,000 at an assumed tax rate of 35%).

    Entry No. 7

    Equity in earnings of subsidiaries                  $19,617,000
      Investment in subsidiaries                                    $19,617,000

    To record the equity in subsidiary earnings.




    FINANCIAL STATEMENTS



    SECURITIES AND EXCHANGE COMMISSION

    WASHINGTON, D.C.

    FORM U-1





    CINERGY INVESTMENTS, INC.

    CONSOLIDATED



    AS OF DECEMBER 31, 1996



    (Unaudited)


    Pages 1 through 6

    CINERGY INVESTMENTS, INC.
    PRO FORMA CONSOLIDATED STATEMENT OF INCOME
    YEAR ENDED DECEMBER 31, 1996


                                                     Actual         Pro Forma         Pro Forma
                                                                   Adjustments
                                                                  (in thousands)

OTHER INCOME AND EXPENSES - NET
 Equity in earnings of unconsolidated subsidiary     $25,430            $-             $25,430
 Income taxes                                          7,537           10,563           18,100
 Other - net                                         (13,994)            -             (13,994)
                                                      18,973           10,563           29,536


 INCOME BEFORE INTEREST AND OTHER CHARGES             18,973           10,563           29,536

 INTEREST                                              1,308           30,180           31,488

 NET INCOME (LOSS)                                   $17,665         ($19,617)         ($1,952)

    CINERGY INVESTMENTS, INC.
    PRO FORMA CONSOLIDATED BALANCE SHEET
    AT DECEMBER 31, 1996

    ASSETS
                                                                       Pro Forma
                                                      Actual          Adjustments             Pro Forma
                                                                  (dollars in thousands)
    CURRENT ASSETS
      Cash and temporary cash investments               $682           $503,000               $503,682
      Accounts receivable less accumulated
           provision for doubtful accounts of $171     6,579               -                     6,579
      Accounts receivable from affiliated
           companies                                  19,005               -                    19,005
      Other materials and supplies                         1               -                         1
      Prepayments and other                              432               -                       432
                                                      26,699            503,000                529,699

    OTHER ASSETS
      Investment in unconsolidated subsidiary        592,660               -                   592,660
      Other                                            7,391               -                     7,391
                                                     600,051               -                   600,051

                                                    $626,750           $503,000             $1,129,750

    CINERGY INVESTMENTS, INC.
    PRO FORMA CONSOLIDATED BALANCE SHEET
    AT DECEMBER 31, 1996

    CAPITALIZATION AND LIABILITIES
                                                                   Pro Forma
                                                    Actual         Adjustments           Pro Forma
                                                              (dollars in thousands)
    COMMON STOCK EQUITY
      Common stock - $.01 par value;
        Authorized shares - 100;
        Outstanding shares - 100 Actual              $-               $-                     $-
      Paid-in capital                              515,473             -                  515,473
      Retained earnings (deficit)                   15,715          (19,617)               (3,902)
      Cumulative foreign currency translation
           adjustment                                 (131)            -                     (131)
        Total common stock equity                  531,057          (19,617)              511,440

    CURRENT LIABILITIES
      Notes payable                                 27,000             -                   27,000
      Notes payable to affiliated
           companies                                  -             503,000               503,000
      Accounts payable                              10,459             -                   10,459
      Accrued taxes                                   (982)         (10,563)              (11,545)
      Accrued interest                                -              30,180                30,180
      Other                                         65,355             -                   65,355
                                                   101,832          522,617               624,449
    OTHER LIABILITIES
      Deferred income taxes                         (6,678)            -                   (6,678)
      Other                                            539             -                      539
                                                    (6,139)            -                   (6,139)

                                                   $626,750        $503,000            $1,129,750

    CINERGY INVESTMENTS, INC.
    PRO FORMA CONSOLIDATED STATEMENT OF CHANGES IN RETAINED EARNINGS (DEFICIT)
    YEAR ENDED DECEMBER 31, 1996

                                                      Pro Forma
                                        Actual       Adjustments          Pro Forma
                                                (dollars in thousands)
    BALANCE DECEMBER 31, 1995          ($1,950)          $-                ($1,950)

      Net income (loss)                 17,665         (19,617)             (1,952)

    BALANCE DECEMBER 31, 1996          $15,715        ($19,617)            ($3,902)

    CINERGY INVESTMENTS, INC.

    Pro Forma Consolidated Journal Entries to Give Effect to the
    Borrowing of up to $503 Million from Cinergy Corp. for Purposes of Investing in EWGs, FUCOs and Project Parents
    Entry No. 1

    Cash and temporary cash investments                     $503,000,000
      Notes Payable to affiliated companies                               $503,000,000

    To record the issuance of $503,000,000 of notes payable to affiliated companies based on an additional investment which raises Cinergy Investments, Inc's aggregate investment in EWGs, FUCOs and Project Parents to 100% of Cinergy Corp.'s retained earnings

    Entry No. 2

    Interest expense                                         $30,180,000
      Accrued interest                                                    $30,180,000

    To record interest on $503,000,000 of notes payable to affiliated companies at 6%
    per annum.

    Entry No. 3

    Accrued taxes                                            $10,563,000
      Income taxes                                                        $10,563,000

    To record reduction in income tax expense due to interest on notes payable to affiliated companies.
($30,180,000 at an assumed tax rate of 35%).




    FINANCIAL STATEMENTS



    SECURITIES AND EXCHANGE COMMISSION

    WASHINGTON, D.C.

    FORM U-1





    CINERGY SERVICES





    AS OF DECEMBER 31, 1996



    (Unaudited)



    Pages 1 through 5

    CINERGY SERVICES
    PRO FORMA STATEMENT OF INCOME
    YEAR ENDED DECEMBER 31, 1996

                                                     Pro Forma
                                         Actual     Adjustments        Pro Forma
                                                  (in thousands)
    OPERATING REVENUES                  $615,348           $-         $615,348

    OPERATING EXPENSES
      Other operation                    603,158            -          603,158
      Depreciation                           157            -              157
      Taxes other than income taxes       11,158            -           11,158
                                         614,473            -          614,473

    OPERATING INCOME                         875            -              875

    OTHER INCOME AND EXPENSES - NET
      Other - net                            (93)           -              (93)
                                             (93)           -              (93)

    INCOME BEFORE INTEREST                   782            -              782

    INTEREST
      Other interest                         569            -              569
                                             569            -              569

    NET INCOME                              $213           $-             $213

    Note:
    Cinergy Services has no pro forma journal entries relating to this proposed transaction.

    CINERGY SERVICES
    PRO FORMA BALANCE SHEET
    AT DECEMBER 31, 1996

    ASSETS
                                                          Pro Forma
                                              Actual     Adjustments   Pro Forma
                                                     (dollars in thousands)
    CURRENT ASSETS
      Cash and temporary cash investments       $7,009           $-     $7,009
      Accounts receivable                          477            -        477
      Accounts receivable from affiliated
        companies                               14,357            -     14,357
                                                21,843            -     21,843

    OTHER ASSETS
      Other                                      6,949            -      6,949
                                                 6,949            -      6,949

                                               $28,792           $-     28,792

    Note:
    Cinergy Services has no pro forma journal entries relating to this proposed transaction.

    CINERGY SERVICES
    PRO FORMA BALANCE SHEET
    AT DECEMBER 31, 1996

    CAPITALIZATION AND LIABILITIES
                                                      Pro Forma
                                           Actual    Adjustments       Pro Forma
                                               (dollars in thousands)
    COMMON STOCK EQUITY
      Common stock - $.05 par value;
        Authorized shares - 50
        Outstanding shares - 50 Actual          $-           $-             $-
      Retained earnings                          -            -              -
        Total common stock equity                -            -              -

    CURRENT LIABILITIES
      Notes payable to affiliated
           companies                        18,489            -         18,489
      Accounts payable                      10,963            -         10,963
      Accounts payable to affiliated
           companies                         1,840            -          1,840
      Accrued taxes                         (2,567)           -         (2,567)
                                            28,725            -         28,725

    OTHER LIABILITIES
      Deferred income taxes                     67            -             67
                                                67            -             67

                                           $28,792           $-        $28,792

    Note:
    Cinergy Services has no pro forma journal entries relating to this proposed transaction.

    CINERGY SERVICES
    PRO FORMA STATEMENT OF CHANGES IN RETAINED EARNINGS
    YEAR ENDED DECEMBER 31, 1996

                                                     Pro Forma
                                        Actual      Adjustments       Pro Forma
                                               (dollars in thousands)
    BALANCE DECEMBER 31, 1995           ($213)               $-          ($213)

      Net income                          213                 -            213

    BALANCE DECEMBER 31, 1996              $-                $-             $-

    Note:
    Cinergy Services has no pro forma journal entries relating to this proposed transaction.